DYNEGY INC.

NOTICE OF GUARANTEED DELIVERY

OFFER TO CONVERT

Dynegy Inc.

4.75% Convertible Subordinated Debentures due 2023

for

Cash and Shares of Dynegy Inc. Class A Common Stock

and

CONSENT SOLICITATION

Pursuant to, and subject to the terms and conditions described in, the Prospectus and Solicitation Statement dated March 15, 2006 and the related Letter of Transmittal and Consent

THE OFFER TO CONVERT AND CONSENT SOLICITATION WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 13, 2006, UNLESS EXTENDED OR TERMINATED BY US (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION DATE”). IN ORDER FOR HOLDERS OF THE DEBENTURES TO PARTICIPATE IN THE OFFER AND CONSENT SOLICITATION AND RECEIVE THE OFFER CONSIDERATION (AS DEFINED BELOW), SUCH HOLDERS MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR DEBENTURES AND DELIVER THEIR RELATED CONSENTS TO THE PROPOSED AMENDMENTS (AS DEFINED BELOW) TO THE INDENTURE (AS DEFINED BELOW) TO THE CONVERSION AGENT AT OR PRIOR TO THE EXPIRATION DATE. TENDERED DEBENTURES MAY BE WITHDRAWN AND RELATED CONSENTS MAY BE REVOKED AT ANY TIME AT OR PRIOR TO THE EXPIRATION DATE, BUT NOT THEREAFTER.

The Conversion Agent for the Offer and Consent Solicitation is:

Wilmington Trust Company

By Registered or Certified Mail; Hand or Overnight Delivery: Wilmington Trust Company Rodney Square North 1100 North Market Street Wilmington, DE 19890-1615 Attention: Alisha Clendaniel	By Facsimile (for Eligible Institutions only): (302) 636-4139 Confirm Facsimile by telephone: (302) 636-6470

Delivery of this Notice of Guaranteed Delivery to an address, or transmission hereof to a facsimile number, other than those set forth above does not constitute a valid delivery. The instructions accompanying this Notice of Guaranteed Delivery should be read carefully before this Notice of Guaranteed Delivery is completed.

As set forth in the Prospectus and Solicitation Statement (as it may be supplemented from time to time, the “Prospectus”) dated March 15, 2006 of Dynegy Inc., an Illinois corporation (the “Company”), under “The Offer and Consent Solicitation—Procedure for Tendering Debentures and Delivering Consents—Guaranteed Delivery,” and in the related Letter of Transmittal and Consent and the instructions thereto (the “Letter of Transmittal and Consent”), this form or one substantially equivalent hereto or an Agent’s Message relating to guaranteed delivery must be used to accept the Company’s offer to convert (the “Offer”) all of its outstanding 4.75% Convertible Subordinated Debentures due 2023 (the “Debentures”), to shares of Class A common stock, no par value (“Class A common stock”), of the Company and cash, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal and Consent, if (i) certificates representing such

Debentures are not immediately available, (ii) time will not permit the Letter of Transmittal and Consent, certificates representing such Debentures or other required documents to reach the Conversion Agent or (iii) the procedures for book-entry transfer (including a properly transmitted agent’s message with respect thereto) cannot be completed, at or prior to the Expiration Date. Registered holders of Debentures (“Holders”) who validly tender (and do not withdraw) their Debentures for conversion at or prior to the Expiration Date pursuant to the Offer will receive for each $1,000 principal amount of Debentures the following consideration (the “Offer Consideration”): (a) 242.6595 shares of Class A common stock issuable upon conversion of the Debentures, (b) a premium of $193.85 payable in cash and (c) accrued and unpaid interest from February 15, 2006 up to, but not including, the date of conversion. Holders who convert their Debentures in the Offer and Consent Solicitation will also receive, in lieu of any fractional shares of Class A common stock to which they would be entitled, a cash payment based upon the volume weighted average price of the Company’s Class A common stock during the five-day trading period immediately preceding the Expiration Date.

The Company is also soliciting consents from Holders to amend the indenture under which the Debentures were issued (the “Indenture”) to eliminate the cross-default and cross-acceleration provisions contained in the Indenture (the “Proposed Amendments”), as more fully described in the Prospectus. Debentures tendered in the Offer must be accompanied by a corresponding consent to the Proposed Amendments to the Indenture. The completion, execution and delivery of the Letter of Transmittal and Consent will be deemed to constitute consent to the Proposed Amendments with respect to the Debentures tendered thereby.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal and Consent is required to be guaranteed by a signature guarantor under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal and Consent.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal and Consent, receipt of which is hereby acknowledged, the aggregate principal amount of outstanding Debentures set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption “The Offer and Consent Solicitation—Procedures for Tendering Debentures and Delivering Consents—Guaranteed Delivery.” The undersigned hereby authorizes the Conversion Agent to deliver this Notice of Guaranteed Delivery to the Company with respect to the outstanding Debentures tendered pursuant to the Offer.

The undersigned understands that tenders of the outstanding Debentures will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Debentures in the Offer will be deemed to constitute the delivery of consents to the Proposed Amendments with respect to the Debentures tendered. The undersigned also understands that tenders of the outstanding Debentures pursuant to the Offer may be withdrawn (and related consents revoked) at any time at or prior to the Expiration Date. For a withdrawal of a tender of Debentures (and revocation of a consent) to be effective, it must be made in accordance with the procedures set forth in the Prospectus under “The Offer and Consent Solicitation—Withdrawal of Tendered Debentures and Revocation of Consents.”

The undersigned hereby agrees to deliver to the Conversion Agent, and understands that the payment of the Offer Consideration for tendered outstanding Debentures will be made only after timely receipt by the Conversion Agent of, (i) the certificates of the tendered Debentures, in proper form for transfer (or a book-entry confirmation of the transfer of such Debentures into the Conversion Agent’s account at The Depository Trust Company), and (ii) a Letter of Transmittal and Consent (or a manually signed facsimile thereof) properly completed and duly executed with any required signature guarantees, together with any other documents required by the Letter of Transmittal and Consent (or a properly transmitted Agent’s Message), within three business days after the Expiration Date; provided, however, that the failure of such timely receipt shall not negate the tender made hereby unless the Company, in its sole and absolute discretion, does not accept such tender in the event of such untimely receipt.

All authority herein conferred or agreed to be conferred by this Notice of Guaranteed delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

PLEASE SIGN AND COMPLETE

X

X

Signature(s) of Registered Holder(s) or Authorized Signatory

Name(s) of Registered Holders:

Principal Amount of Debentures Tendered*:

Certificate No.(s) of Debentures (if available):

*  Must be in denominations of $1,000 and any integral multiple thereof.

Date:

Address:

Area Code and Telephone No.:

If Debentures will be delivered by book-entry transfer, provide information below:

Name of Tendering Institution:

Depositary Account No. with DTC:

Transaction Code No.:

TENDERED DEBENTURES WILL BE DEEMED TO BE ACCOMPANIED BY THE RELATED CONSENTS TO THE PROPOSED AMENDMENTS WITH RESPECT TO THE DEBENTURES.

DO NOT SEND DEBENTURES WITH THIS FORM. DEBENTURES SHOULD BE SENT TO THE CONVERSION AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND CONSENT OR PROPERLY TRANSMITTED AGENT’S MESSAGE.

This Notice of Guaranteed Delivery must be signed by the Holder(s) exactly as their name(s) appear(s) on certificate(s) for the Debentures or on a security position listing as the owner of the Debentures, or by person(s) authorized to become Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s):

Capacity:

Address(es):

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, hereby guarantees that the Debentures to be tendered hereby are in proper form for transfer (pursuant to the procedures set forth in the Prospectus under “The Offer and Consent Solicitation—Procedures for Tendering Debentures and Delivering Consents—Guaranteed Delivery”), and that the Conversion Agent will receive (a) such Debentures, or a book-entry confirmation of the transfer of such Debentures into the Conversion Agent’s account at The Depository Trust Company, and (b) a properly completed and duly executed Letter of Transmittal and Consent (or facsimile thereof) with any required signature guarantees and any other documents required by the Letter of Transmittal and Consent, or a properly transmitted agent’s message, within three business days after the Expiration Date.

The eligible guarantor institution that completes this form must communicate the guarantee to the Conversion Agent and must deliver the Letter of Transmittal and Consent, or a properly transmitted agent’s message, and Debentures, or a book-entry confirmation in the case of a book-entry transfer, to the Conversion Agent within the time period described above. Failure to do so could result in a financial loss to such eligible guarantor institution.

Name of Firm: Address: (including Zip Code) Area Code and Tel. No.:	(Authorized Signature) Name: Title: Date:

NOTE:	DO NOT SEND DEBENTURES WITH THIS NOTICE. DEBENTURES SHOULD BE SENT TO THE CONVERSION AGENT TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND CONSENT AND ANY OTHER REQUIRED DOCUMENTS.

INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

1. Delivery of this Notice of Guaranteed Delivery. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Conversion Agent its address set forth herein at or prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Conversion Agent is at the election and risk of the Holder. If delivery is by mail, it is suggested that Holders use properly insured registered mail, return receipt requested and that the mailing be made sufficiently in advance of the Expiration Date, to permit delivery to the Conversion Agent at or prior to such date. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. Delivery will be deemed made when actually received or confirmed by the Conversion Agent. For description of the guaranteed delivery procedures, see Instruction 1 of the Letter of Transmittal and Consent.

2. Signatures on this Notice of Guaranteed Delivery. If this Notice of Guaranteed Delivery is signed by the registered Holder(s) of the Debentures referred to herein, the signature(s) must correspond with the names as written on the face of the certificates without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant in the book-entry transfer facility whose name is shown as the owner of the Debentures, the signature must correspond with the name shown on the security position listing as the owner of the Debentures.

If this Notice of Guaranteed Delivery is signed by a person other than the registered Holder(s) of any Debentures listed as a participant of the book-entry transfer facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered Holder(s) appears on the Debentures or signed as the name of the participant shown on the book-entry transfer facility’s security position listing.

If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal and Consent evidence satisfactory to the Company of such person’s authority to so act.

3. Requests for Assistance or Additional Copies. Questions relating to the procedure for tendering Debentures and requests for additional copies of the Prospectus, the Letter of Transmittal and Consent, this Notice of Guaranteed Delivery and any other documents related to the Offer may be directed to the Conversion Agent. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer and Consent Solicitation.

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